EXHIBIT 11

                              HILLS BANCORPORATION

                 STATEMENT RE COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARES



                                                       Year Ended December 31,
                                                  ------------------------------
                                                    1995       1994        1993
                                                  --------   --------   --------

Shares of common stock, beginning ..............   487,773    487,622    484,700
                                                  ========   ========   ========
Shares of common stock, ending .................   487,868    487,773    487,622
                                                  ========   ========   ========
Computation of weighted average number of
   common and common equivalent shares:
   Common shares outstanding at the beginning
     of the year ...............................   487,773    487,622    484,700
   Weighted average number of shares issued ....        --         --      1,339
   Weighted average of the common equivalent
      shares attributable to stock options
      granted, computed under the treasury
      stock method .............................     3,155      2,160        651
                                                  --------   --------   --------
               Weighted average number of common
                 and common equivalent shares ..   490,928    489,782    486,690
                                                  ========   ========   ========
Net income (In Thousands) ......................  $  5,257   $  4,934   $  4,673
                                                  ========   ========   ========
Earnings per common and common
   equivalent share ............................  $  10.71   $  10.07   $   9.60
                                                  ========   ========   ========
Dividends per common share .....................  $   2.60   $   2.40   $   2.20
                                                  ========   ========   ========